EXHIBIT 99.2
                                                                    ------------



                                     FORM OF

                    FORBEARANCE, LOCK-UP AND VOTING AGREEMENT
                    -----------------------------------------

         This Forbearance, Lock-up and Voting Agreement (this "Agreement") is made and entered into as of November 5, 2002 by and between SpectraSite Holdings, Inc., a Delaware corporation (the "Company") and [INSERT NAME OF NOTEHOLDER] (the "Consenting Holder"). The Company and the Consenting Holder are collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, the Company and the Consenting Holder have engaged in good faith negotiations with the objective of reaching an agreement with regard to restructuring of the Senior Notes set forth on Exhibit A hereto (the "Notes") issued by the Company under the applicable Indentures set forth on Exhibit A hereto (each an "Indenture," and collectively, the "Indentures") and the recapitalization of the Company;

         WHEREAS, the Company and the Consenting Holder now desire to implement a financial restructuring (the "Financial Restructuring") on the terms set forth in this Agreement and the term sheet attached hereto as Exhibit B (the "Term Sheet"); and in order to implement the Financial Restructuring, the Company intends, subject to the terms and conditions of this Agreement, to prepare and file a disclosure statement (the "Disclosure Statement") and plan of reorganization (the "Plan") consistent in all respects with the terms set forth in this Agreement and the Term Sheet and otherwise acceptable to the Consenting Holder in a case (the "Chapter 11 Case") filed under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") before the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"), and the Company intends to use its reasonable efforts to have such Disclosure Statement approved and such Plan confirmed by the Bankruptcy Court, in each case as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and in accordance with the timetable set forth in this Agreement;

         WHEREAS, the Consenting Holder owns or controls the aggregate principal amount of Notes as identified on the signature page hereto, and

         WHEREAS, in order to expedite the implementation of the Financial Restructuring, the Consenting Holder is prepared to commit, on the terms and subject to the conditions of this Agreement, to vote its "Relevant Claims" (as that term is defined in below) to accept the Plan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consenting Holder hereby agree as follows:

         1. FORBEARANCE BY CONSENTING HOLDER. So long as this Agreement shall remain in effect, the Consenting Holder hereby agrees to forbear (and agrees to seek to cause the forbearance, including by giving all necessary instructions permitted in accordance with the applicable Indenture to the trustee under such Indenture) from the exercise of any rights or remedies it may have under the Notes, the Indentures, applicable law or otherwise, with respect to any default in existence or arising under the Notes or the Indentures.

         2. VOTING. The Consenting Holder represents and warrants that, as of the date hereof, it is the beneficial owner, and/or the investment adviser or manager for the beneficial owner (with the power to vote and dispose of such claims on behalf of such beneficial owner) of the principal amount of Notes set forth on the schedule attached to its signature page ("Relevant Claims"). The Consenting Holder agrees that, so long as this Agreement shall remain in effect, it shall timely vote its Relevant Claims (and not revoke or withdraw such vote) to accept the Plan and shall restructure the Notes in accordance with the Term Sheet, subject to the terms herein, including the provisions of Section 8 herein, provided that the terms of the Plan, the Disclosure Statement, and all other reorganization-related documents or agreements (collectively, the "Plan Documents") are in a form that is acceptable to the Consenting Holder. So long as this Agreement shall remain in effect, the Consenting Holder agrees not to elect on its ballot to preserve any rights, if any, the Consenting Holder may have that may be affected by the releases provided for under the Plan.

         3. RESTRICTION ON TRANSFER. The Consenting Holder hereby agrees that, so long as this Agreement shall remain in effect, it shall not sell, transfer or assign any of its Relevant Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement and the transferor promptly provides the Company with a copy thereof, in which event the Company shall be deemed to have acknowledged that its obligations to the Consenting Holder hereunder shall be deemed to constitute obligations in favor of such transferee, and the Company shall confirm that acknowledgement in writing (but the transferor need not wait for such confirmation prior to consummating such transfer).

         4. COMPANY AGREEMENTS. The Company hereby agrees to use its commercially reasonable efforts to have the Disclosure Statement approved by the Bankruptcy Court, and thereafter to use its reasonable efforts to obtain an order of the Bankruptcy Court confirming the Plan, in each case as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules, consistent with the terms and conditions set forth in the Term Sheet, and in accordance with the timetable set forth in this Agreement. The Company shall take all necessary and appropriate actions to achieve confirmation of the Plan and implementation of the Financial Restructuring, including, upon approval of the Disclosure Statement by the Bankruptcy Court, recommending to the holders of claims and interests impaired under the Plan that they vote to approve the Plan and taking all reasonable actions necessary and desirable to obtain any and all regulatory and/or third party approvals for the Financial Restructuring.

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

         5. SUPPORT OF THE PLAN. As long as this Agreement remains in effect, the Consenting Holder will, subject to the provisions of this Agreement, support and vote for the Plan. As long as this Agreement remains in effect, the Consenting Holder shall not (a) object to confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan, (b) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any chapter 11 or chapter 7 case commenced in respect of the Company, (c) directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Term Sheet, the Plan or the Plan Documents, (d) object to the Disclosure Statement or the solicitation of consents to the Plan, except to the extent that it believes, in good faith, that such disclosure statement fails to contain "adequate information" as defined in section 1125 of the Bankruptcy Code or contains a material misstatement of omission of a material fact, or (e) take any other action, directly or indirectly, with respect to the Company, any of its subsidiaries or otherwise that is inconsistent with, or that would delay confirmation of, the Plan.

         6. ACKNOWLEDGEMENT. This Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The acceptance of the Consenting Holder will not be solicited until the Consenting Holder shall have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

         7. CONDITION PRECEDENT. It is a condition precedent to each of the Company's and the Consenting Holder's obligations and agreements under this Agreement that agreements substantially in the form of this Agreement shall have been executed by the Company and the holders of at least 50% of the aggregate outstanding principal amount (or principal amount at maturity with respect to the 12-7/8% Senior Discount Notes due 2010, the 11-1/4% Senior Discount Notes due 2009, and the 12% Senior Discount Notes Due 2008) of the Notes (each of the foregoing, other than the Company and the Consenting Holder, a "Designated Consenting Party").

         8. TERMINATION OF AGREEMENT. The Consenting Holder may terminate its obligations hereunder and rescind its vote on the Plan (which vote shall be null and void and have no further force and effect), but only if (a) the Company has not delivered to the Consenting Holder substantially complete drafts of (i) the Plan upon receiving notice of the satisfaction of the condition precedent set forth in paragraph 7 and (ii) the Disclosure Statement by November 6, 2002;
(b) the Company files with the Bankruptcy Court a Plan, a Disclosure Statement, or any Plan Documents that are (or, once filed, the Company amends or modifies such documents such that they become) inconsistent in any respect with the terms set forth in the Term Sheet, or provide for a treatment of the Consenting Holder's Relevant Claims that is materially less favorable than the treatment provided therefor in the Term Sheet, or provide for a treatment to the holders of claims (other than the Relevant Claims) or equity interests that is materially more favorable than the treatment provided therefor in the Term Sheet, or provide for any greater indebtedness of the reorganized Company or greater burden on equity of the reorganized

Company than as contemplated in the Term Sheet, or otherwise are not acceptable to the Consenting Holder (in each case provided that the Consenting Holder gives at least two business days' prior written notice of termination to the Company);
(c) the Company has not commenced the Chapter 11 Case and filed the Plan and Disclosure Statement by November 15, 2002; (d) the effective date of the Plan is not within 150 days from the date the Company commences the Chapter 11 Case; (e) the Disclosure Statement is not approved by the Bankruptcy Court within 90 days from the date the Company commences the Chapter 11 Case; (f) the Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code; (g) a trustee is appointed for the Company under any chapter of the Bankruptcy Code; (h) any written representation or warranty made by the Company or its agents or representatives to the Consenting Holder in connection with this Agreement or the Term Sheet (including without limitation representations relating to the Company's financial performance) is false or misleading in any material respect when made; (i) the Company breaches any other provision of this Agreement (including by failing to make the payment described in Section 25, below); or
(j) the Company publicly announces its intention not to pursue the Financial Restructuring or otherwise proposes a transaction or plan of reorganization that is not the Plan.

         If this Agreement is terminated at a time when permission of the Bankruptcy Court is required for the Consenting Holder to change or withdraw (or cause to be changed or withdrawn ) its vote to accept the Plan, the Company shall not oppose any attempt by the Consenting Lender to change or withdraw (or cause to be changed or withdrawn) such vote at such time.

         9. GOOD FAITH NEGOTIATION OF DOCUMENTS. Each Party hereby further covenants and agrees to negotiate the definitive documents relating to the Financial Restructuring, including the Plan, the Disclosure Statement, and the Plan Documents, in good faith and, in any event, in all respects consistent with this Agreement and the Term Sheet. The Company shall coordinate with the Consenting Holder and its representatives in preparing such documents and shall afford the Consenting Holder and its representatives a reasonable opportunity to review and comment upon all such documents prior to their release and filing.

         10. REPRESENTATIONS AND WARRANTIES. The Company and the Consenting Holder represent and warrant to each other the following statements are true, correct and complete as of the date hereof:

                  (a) CORPORATE POWER AND AUTHORITY. It has all requisite corporate, partnership or LLC power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

                  (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or LLC action on its part.

                  (c) NO CONFLICTS. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

                  (d) GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than the approval of the Bankruptcy Court, in the case of the Company.

                  (e) BINDING OBLIGATION. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to the rights of a creditor against a debtor, or by equitable principles relating to enforceability.

         11. FURTHER ACQUISITION OF CLAIMS. This Agreement shall in no way be construed to preclude the Consenting Holder from acquiring additional claims against the Company. However, any such additional claims so acquired shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement.

         12. AMENDMENTS. This Agreement may not be modified, amended or supplemented without the prior written consent of the Company and the Consenting Holder.

         13. IMPACT OF APPOINTMENT TO CREDITORS COMMITTEE. If any official creditors committee is appointed by the United States Trustee in the Chapter 11 Case and the United States Trustee appoints the Consenting Holder to be a member of such official committee pursuant to section 1102 of the Bankruptcy Code, then the fact of such service on such committee shall not otherwise affect the continuing obligations of the Consenting Holder under this Agreement or the validity or enforceability of this Agreement; provided, however, that nothing contained herein shall prevent such Consenting Holder, in its capacity as a member of such official committee, from acting in a manner consistent with its duties as a member of such official committee (as determined by the Consenting Holder in its sole discretion).

         14. DISCLOSURE OF CONSENTING HOLDER. Unless required by applicable law or regulation, the Company shall not disclose the Consenting Holder's holdings of Relevant Claims without the prior written consent of the Consenting Holder; and if such announcement or disclosure is so required by law or regulation, the Company shall afford the Consenting Holder a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the Company's making such announcement or disclosure. The foregoing shall not prohibit the Company from disclosing the approximate aggregate holdings of Relevant Claims by the Designated Consenting Parties (including the Consenting Holder) as a group.

         15. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Case, each of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

         16. SPECIFIC PERFORMANCE. It is understood and agreed by each of the Parties hereto that money damages would not be sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         17. HEADINGS. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         18. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

         19. PRIOR NEGOTIATIONS. This Agreement, the Term Sheet, the Plan and the Plan Documents supersede all prior negotiations with respect to the subject matter hereof.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. This Agreement may be executed by facsimile signatures.

         21. NO THIRD-PARTY BENEFICIARIES. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

         22. CONSIDERATION. It is hereby acknowledged by the Parties hereto that no consideration shall be due or paid to the Consenting Holder for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement other than the Company's agreement to use its reasonable efforts to obtain approval of the Disclosure Statement and reasonable efforts to confirm the Plan in accordance with the terms and conditions of this Agreement.

         23. SIMILAR AGREEMENTS. In the event that the Company shall enter into a lock-up, standstill or substantially similar agreement with any other party, the terms of which are not substantially similar to this Agreement (including, without limitation, the duration and scope thereof), then this Agreement shall be deemed amended to incorporate herein any such terms, so long as such terms are not less favorable to the Consenting Holder than the current terms hereof (as determined by the Consenting Holder in its sole discretion).

         24. NO WAIVER OF PARTICIPATION AND RESERVATION OF RIGHTS. This Agreement and the Plan and Plan Documents are part of a proposed settlement of a dispute among the Parties. Except as expressly provided in this Agreement, nothing contained herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of the Consenting Holder to protect or preserve its rights, remedies and interests, including, without limitation, its claims against the Company or its full participation in any case filed by or against the Company or any affiliates thereof under the Bankruptcy Code. If the transactions contemplated by this Agreement, including, without limitation, the Plan, are not consummated, or if this Agreement is terminated for any reason, then the Consenting Holder, as well as the other Parties, fully reserve any and all of their rights, remedies, interests and claims against the other Parties. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

         25. PAYMENT OF LEGAL FEES/EXPENSES. Immediately upon execution of this Agreement, the Company will pay the legal fees and expenses incurred to date with respect to litigation concerning the Notes by each of Noteholders who are Designated Consenting Parties, in an amount not to exceed $450,000.

                        [REMAINDER OF THIS PAGE IS BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                       SPECTRASITE HOLDINGS, INC.


                                       By:
                                           ---------------------------
                                           Name:
                                           Title:


                                       [INSERT NAME OF NOTEHOLDER]


                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                       AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF
                                       12-1/2% SENIOR NOTES DUE 2010
                                       BENEFICIALLY OWNED BY CONSENTING HOLDER:
                                       $________

                                       AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF
                                       6-3/4% SENIOR CONVERTIBLE NOTES DUE 2010
                                       BENEFICIALLY OWNED BY CONSENTING HOLDER:
                                       $________

                                       AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF
                                       10-3/4% SENIOR NOTES DUE 2010
                                       BENEFICIALLY OWNED BY CONSENTING HOLDER:
                                       $________

                                       AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF
                                       12-7/8% SENIOR DISCOUNT NOTES DUE 2010
                                       BENEFICIALLY OWNED BY CONSENTING HOLDER:
                                       $________

                                       AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF
                                       11-1/4% SENIOR DISCOUNT NOTES DUE 2009
                                       BENEFICIALLY OWNED BY CONSENTING HOLDER:
                                       $________

                                       AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF
                                       12% SENIOR DISCOUNT NOTES DUE 2008
                                       BENEFICIALLY OWNED BY CONSENTING HOLDER:
                                       $________

                         EXHIBIT A TO LOCK-UP AGREEMENT
                         ------------------------------

                                SUMMARY OF NOTES


SPECTRASITE HOLDINGS, INC. SENIOR NOTES                                      INDENTURE
---------------------------------------                                      ---------
12-1/2% Senior Notes due 2010                           Indenture, dated as of December 20, 2000, between
                                                        SpectraSite Holdings, Inc. and United States Trust
                                                        Company of New York, as Trustee

6-3/4% Senior Convertible Notes due 2010                Indenture, dated as of November 20, 2000, between
                                                        SpectraSite Holdings, Inc. and United States Trust
                                                        Company of New York, as Trustee

10-3/4% Senior Notes due 2010                           Indenture, dated as of March 15, 2000, between
                                                        SpectraSite Holdings, Inc. and United States Trust
                                                        Company of New York, as Trustee

12-7/8% Senior Discount Notes due 2010                  Indenture, dated as of March 15, 2000, between
                                                        SpectraSite Holdings, Inc. and United States Trust
                                                        Company of New York, as Trustee

11-1/4% Senior Discount Notes due 2009                  Indenture, dated as of April 20, 1999, between
                                                        SpectraSite Holdings, Inc. and United States Trust
                                                        Company of New York, as Trustee

12% Senior Discount Notes due 2008                      Indenture, dated as of June 26, 1998, between
                                                        SpectraSite Holdings Inc. and United States Trust
                                                        Company of New York, as Trustee, as amended
                                                        March 25, 1999 and June 6, 2000

                         EXHIBIT B TO LOCK-UP AGREEMENT
                         ------------------------------

           THIS OUTLINE IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES
              OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN.
           SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH
    ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

                           SPECTRASITE HOLDINGS, INC.

                    PRELIMINARY OUTLINE OF PRINCIPAL TERMS OF
                        CHAPTER 11 PLAN OF REORGANIZATION
                        ---------------------------------

         This Outline describes certain of the principal terms of a proposed reorganization of the outstanding indebtedness and liabilities of, and equity interests in, SpectraSite Holdings, Inc., a Delaware corporation (the "PROPOSED TRANSACTION" and the "COMPANY"). It is contemplated that the Proposed Transaction will be implemented through confirmation of a "pre-arranged" or "pre-negotiated" reorganization plan for the Company (the "PLAN"), described below, under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss.101 ET SEQ. (the "BANKRUPTCY CODE"), which Plan has the support of certain holders of the Company's Senior Notes, the series of which are set forth on Exhibit A to the lock-up agreement, issued by the Company under the applicable indentures (collectively, the "NOTES", and all holders thereof, the "NOTEHOLDERS"). The Company's principal operating company, SpectraSite Communications, Inc. ("OPCO"), and the Company's other direct and indirect subsidiaries will not file a bankruptcy case; all claims and obligations of OpCo and the Company's other direct and indirect subsidiaries will be unaffected by the Proposed Transaction. The Proposed Transaction is subject in all respects to, among other things, definitive documentation, including the Plan, appropriate disclosure materials and related documents.

I.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         A.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE)


         Administrative Claims:             Each holder will receive payment in
                                            full (in cash) of the unpaid portion
                                            of an allowed administrative claim
                                            on the Plan effective date (the
                                            "EFFECTIVE DATE") or as soon
                                            thereafter as practicable.


         Priority Tax Claims:               At the Company's option, each holder
                                            will receive either (i) payment in
                                            full (in cash) of an allowed
                                            Priority Tax Claim on the

                                            Effective Date or as soon thereafter
                                            as practicable, or (ii) payment in
                                            six equal annual installments with
                                            interest as may be required by the
                                            Bankruptcy Code. The Company
                                            anticipates that the allowed amount
                                            of Priority Tax Claims will be $0.

         B.       UNIMPAIRED CLAIMS (DEEMED TO ACCEPT)


         Class 1 - Other Priority Claims:   Unless agreed otherwise, each holder
                                            will receive payment in full (in
                                            cash) of an allowed Other Priority
                                            Claim on the Effective Date or as
                                            soon thereafter as practicable. The
                                            Company anticipates that the allowed
                                            amount of Other Priority Claims will
                                            be $0.

         Class 2 - Senior Secured           Class 2 consists of the lenders'
                                            secured Guaranty Claims: claims
                                            under the Company's guarantee of the
                                            Amended and Restated Credit
                                            Agreement, dated February 22, 2001,
                                            as amended on October 31, 2001, and
                                            August 14, 2002 (the "AMENDED CREDIT
                                            AGREEMENT"). The lenders' Class 2
                                            claims shall be reinstated and
                                            rendered unimpaired in accordance
                                            with section 1124(1) of the
                                            Bankruptcy Code.

         Class 3 - Other Secured Claims:    Class 3 consists of secured claims
                                            not otherwise classified. Unless
                                            agreed otherwise, at the Company's
                                            option, (i) each allowed Other
                                            Secured Claim shall be reinstated
                                            and rendered unimpaired in
                                            accordance with section 1124(2) of
                                            the Bankruptcy Code, (ii) each
                                            holder of an allowed Other Secured
                                            Claim shall receive Cash in an
                                            amount equal to such allowed Other
                                            Secured Claim, including any
                                            interest on such
                                            allowed Other Secured Claim required
                                            to be paid pursuant to section
                                            506(b) of the Bankruptcy Code, on
                                            the Effective Date or as soon
                                            thereafter as is practicable, or
                                            (iii) each holder of an allowed
                                            Other Secured Claim shall receive
                                            the Collateral securing its allowed
                                            Other Secured Claim and any interest
                                            on such allowed Other Secured Claim
                                            required to be paid pursuant to
                                            section 506(b) of the Bankruptcy
                                            Code, on the Effective Date or as
                                            soon thereafter as is practicable.
                                            The Company anticipates that the
                                            allowed amount of Other Secured
                                            Claims will be $0. It will be a
                                            condition to the Effective Date that
                                            Allowed Other Secured Claims will
                                            not exceed $1 million.

         Class 4 - Other Guaranty           Class 4 consists of any claims under
                                            the Claims: Company's guarantees of
                                            certain OpCo contractual obligations
                                            (set forth on SCHEDULE I hereto),
                                            which OpCo contracts will be
                                            otherwise unaffected by the Proposed
                                            Transaction. Class 4 claims shall be
                                            reinstated and rendered unimpaired
                                            in accordance with section 1124(1)
                                            of the Bankruptcy Code. [This
                                            treatment is subject to review by
                                            the Ad Hoc Committee of the Schedule
                                            I agreements in order to confirm the
                                            nature of liabilities thereunder.]

         Class 5 - Convenience Claims:      Convenience Claims consist of any
                                            Claim which would otherwise be a
                                            Class 6 General Unsecured Claim that
                                            (i) is Allowed in an amount of
                                            $25,000 or less, or (ii) is Allowed
                                            in the amount of greater than
                                            $25,000 but which is reduced to
                                            $25,000 by the election of the
                                            holder thereof pursuant to the
                                            holder's ballot. Each holder will
                                            receive payment in full (in cash) of
                                            an allowed Convenience Claim on the
                                            Effective Date or as soon thereafter
                                            as practicable. No Noteholder claim
                                            may be a Convenience Claim (whether
                                            by election or otherwise).

         C.       IMPAIRED CLAIMS (ENTITLED TO VOTE)


         Class 6 - General Unsecured        General Unsecured Claims consist of
                    Claims:                 the Noteholders' claims and other
                                            general unsecured claims. The
                                            Company will establish a bar date
                                            and treat other general unsecured
                                            claims pari passu with the
                                            Noteholders' claims. It will be a
                                            condition to the Effective Date that
                                            Allowed General

                                            Unsecured Claims (other than the
                                            Noteholders' claims) will not exceed
                                            $21 million. General Unsecured
                                            Claims will receive 100% of the
                                            reorganized Company's new common
                                            stock (the "NEW COMMON STOCK"),
                                            subject to dilution for options to
                                            purchase New Common Stock reserved
                                            under the Equity Incentive Plan
                                            (defined below) and exercise of the
                                            New Warrants (defined below).

         Class 7 - Old Common Stock:        Class 7 consists of the Company's
                                            existing common stock (the "OLD
                                            COMMON Stock"), which will receive 7
                                            -year warrants (the "NEW WARRANTS")
                                            to purchase 5% of the Company's New
                                            Common Stock on a fully diluted
                                            basis, struck at a total enterprise
                                            value of $1.5 billion. The principal
                                            terms of the New Warrants are
                                            described on Exhibit A hereto. The
                                            method of calculating enterprise
                                            value must be acceptable to the Ad
                                            Hoc Committee of Noteholders with
                                            whom this Term Sheet was negotiated
                                            (the "AD HOC COMMITTEE") and the
                                            Company.

        D.       IMPAIRED CLAIMS (TO RECEIVE NO DISTRIBUTIONS; DEEMED TO REJECT)



        Class 8 - Subordinated Security     Class 8 consists of all claims based
                  Claims                    on Old Common Stock, including
                                            security class action claims, that
                                            are subordinated under section
                                            510(b) of the Bankruptcy Code. Class
                                            8 shall receive no distributions.
                                            The Company anticipates that the
                                            allowed amount of the Subordinated
                                            Security Claims will be $0.

         Class 9 - Other Equity Interests:  Class 9 consists of old warrants, options to purchase Old Common
                                            Stock, or other similar interests in
                                            the Company (other than Old Common
                                            Stock). Class 9 shall receive no
                                            distributions.

II.      OTHER PLAN PROVISIONS

         A.       RELEASES

                  The Plan will provide customary releases by the Company for all current directors, officers, and Noteholders who execute lockup agreements (the "LOCK-UP NOTEHOLDERS") and their and the Company's respective advisors and such other releases that may be agreed upon with the Company and the Ad Hoc Committee.

         B.       REGISTRATION RIGHTS

                  The Noteholders who would own greater than 10% of the Company's New Common Stock on a pro forma basis will have customary demand registration rights.

         C.       SBC

                  Effectiveness of the Plan shall be contingent on the Company consummating either (x) an amendment to the Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc., for itself and on behalf of the other Sublessor Entities, and SpectraSite Holdings, Inc. and Southern Towers, Inc., as amended on such terms as may be agreed with the Company and the Ad Hoc Committee, and/or (y) an amendment to the SpectraSite Newco Purchase Agreement, dated as of May 15, 2002, by and among Cingular Wireless LLC, SpectraSite Holdings, Inc., Southern Towers, Inc., SpectraSite Communications, Inc. and CA/NV Tower Holdings, LLC on such terms as may be agreed with the Company and the Ad Hoc Committee (either or both of (x) and (y), the "SBC TRANSACTION").

         D.       ADDITIONAL PROVISIONS

                  In addition, the Plan shall contain provisions appropriate under the circumstances concerning, among other things, the following: (i) disputed claims, allowance thereof and reserves therefor; (ii) the assumption or rejection, as the case may be, of executory contracts and unexpired leases (including the assumption of all executory contracts, whether or not amended, with respect to the SBC and Cingular Transaction); (iii) voting of claims; (iv) effect of Plan confirmation; (v) retention of jurisdiction by the Bankruptcy Court for certain purposes; and (vi) inability to amend or modify the Plan's provisions without the consent of the Ad Hoc Committee and any official creditors committee appointed in the Company's chapter 11 case.

         E.       AMENDED CREDIT AGREEMENT

                  Effectiveness of the Plan shall be contingent on (a) there being no outstanding "Default" or "Event of Default" under the Amended Credit Agreement and (b) the Plan constituting an "Acceptable Restructuring Plan" under such agreement.

         F.       NOTEHOLDERS' ATTORNEYS FEES

                  The Company will pay the legal and financial advisory fees and expenses incurred through the Effective Date by the Ad Hoc Committee.

III.     MANAGEMENT OF THE REORGANIZED COMPANY

         A.       BOARD OF DIRECTORS AND MANAGEMENT

                  The initial board of directors of the Reorganized Company (the "NEW BOARD") shall consist of five (5) members, including the Chief Executive Officer serving as of the Effective Date and four (4) members to be selected by the Ad Hoc Committee. The composition of the New Board shall satisfy all requirements for director independence.

         B.       MANAGEMENT INCENTIVE PLAN

                  The Plan shall provide for an equity incentive plan (the "EQUITY INCENTIVE PLAN") for certain of the Reorganized Company's employees to purchase up to 10% of the Company's New Common Stock on a fully diluted basis (the "OPTIONS"). The Equity Incentive Plan will be available to approximately 72 employees, including senior management. All Options will be awarded on the Effective Date, of which 20% will vest immediately and 50% will vest evenly on a monthly basis over a 3-year period. The remaining 30% of the Options will vest evenly on each of the first three anniversaries of the Effective Date, subject to meeting appropriate performance targets set by the New Board. The exercise price of the Options will be set based on the average of the closing prices of the New Common Stock on the first 20 days of trading after the Effective Date. The Options will have ten year terms, subject to (i) in the case of those individuals entering into the Management Employment Contracts (as defined below), Exhibit B hereto, and (ii) in the case of all other employees, customary option termination provisions of the Company.

         C.       MANAGEMENT EMPLOYMENT CONTRACTS

                  The Reorganized Company will enter into amended employment contracts with Stephen H. Clark, President and Chief Executive Officer, David P. Tomick, Executive Vice President and Chief Financial Officer, and Timothy G. Biltz, Chief Operating Officer, on the terms described on Exhibit B hereto (the "MANAGEMENT EMPLOYMENT

                  CONTRACTS"). The Company will assume all other existing employment contracts.

         D.       EMPLOYMENT COMPENSATION AND BENEFIT PLANS

                  Except as otherwise set forth in the Management Employment Contracts, the Reorganized Company and its subsidiaries will retain all existing employee benefit, severance, and performance bonus plans in their present forms. The Company's Bonus Plan is set forth in more detail on Exhibit C hereto.

         E.       EMERGENCE BONUSES

                  On the Effective Date, the Company will pay to Mr. Clark an emergence bonus in the amount required to allow Mr. Clark to retain $1.45 million after tax. On the Effective Date, the Company will pay to Mr. Tomick an emergence bonus in the amount required to allow Mr. Tomick to retain $600,000 after tax. All such bonus terms will be included in the Management Employment Contracts.

                                   SCHEDULE I

                           SPECTRASITE HOLDINGS, INC.

                AGREEMENTS GIVING RISE TO OTHER GUARANTY CLAIMS (1)

1. Agreement to Sublease, dated as of February 16, 2000, by and among AirTouch Communications, Inc., the Sublessors (as defined therein), California Tower, Inc. and SpectraSite Holdings, Inc.

2. Site Marketing Agreement, dated as of February 16, 2000, by and among AirTouch Communications, Inc., the Owners (as defined therein), California Tower, Inc. and SpectraSite Holdings, Inc.

3.       Sublease, dated as of August 15, 2000, by and among Verizon Wireless
         (VAW) LLC, the Sublessors (as defined therein), California Tower, Inc. and SpectraSite Holdings, Inc.

4. Master Tower Site Lease Agreement, dated as of February 16, 2000, by and among AirTouch Communications, Inc., California Towers, Inc. and SpectraSite Holdings, Inc.

5. Strategic Relationship Agreement, dated as of December 31, 2001, by and among Simon Business Network, LLC, Simon Property Group, L.P. and SpectraSite Communications, Inc.

6. Guaranty of Park Ave. lease, dated February 21, 2001 by SpectraSite Holdings, Inc. (formal name of lease to be inserted).

7. Agreement of Indemnity, dated as of April 20, 2001, by and among SpectraSite Holdings, Inc., SpectraSite Communications, Inc., XL Specialty Insurance Company and Greenwich Insurance Company.

8. Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc., for itself and on behalf of the other Sublessor Entities, and SpectraSite Holdings, Inc. and Southern Towers, Inc., and all amendments thereto and side letters or other guarantees with respect thereof, as modified by the SBC Transaction and as agreed with the Company and the Ad Hoc Committee.

9. Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, for itself and as Agent for the SBC Group, and SBC Wireless, LLC, as Guarantor, and Southern Towers, Inc., and SpectraSite Holdings, Inc., as

-------------
(1) The Company does not anticipate that any amounts will be owed in respect of Other Guaranty Claims on the Effective Date.

         Guarantor, and all amendments thereto and side letters or other guarantees with respect thereof, as modified by the parties.

10. BTS Lease Agreement, dated as of December 14, 2000, by and among SpectraSite Communications, Inc., SpectraSite Holdings, Inc., each TowerCo (as defined therein), SBC Wireless, LLC and each User (as defined therein), as amended by Amendment No. 1 to the BTS Lease Agreement, dated as of August 31, 2001, and all amendments thereto and side letters or other guarantees with respect thereof, as modified by the parties.

                                    EXHIBIT A


                           SPECTRASITE HOLDINGS, INC.

                                  NEW WARRANTS

                                   TERM SHEET

--------------------------------------------------------------------------------
ISSUER:                     SpectraSite Holdings, Inc.
--------------------------------------------------------------------------------
ISSUE:                      Warrants to purchase New Equity.
--------------------------------------------------------------------------------
DENOMINATIONS:              Par [$0.01].
--------------------------------------------------------------------------------
EXPIRATION:                 7 years (2010).
--------------------------------------------------------------------------------
LIMITATION OF WARRANTS      May be exercised for an amount not to exceed 5% of
                            New Equity on a fully diluted basis.
--------------------------------------------------------------------------------
STRIKE PRICE:               The exercise price of the New Warrants will be set
                            based on a total enterprise value of $1.5 billion.
--------------------------------------------------------------------------------

                                    EXHIBIT B


                           SPECTRASITE HOLDINGS, INC.

                        MANAGEMENT EMPLOYMENT CONTRACTS -
                             CLARK, TOMICK AND BILTZ

                                   TERM SHEET


Salary                              Same as current.

Bonus The existing bonus plan will be continued, and the targets for 2002 will remain as currently set. The bonus targets for 2003 and thereafter will be determined by the Reorganized Company's Board of Directors.

Term 3 years with automatic 1-year renewals, unless notice is given by either party at least 6 months prior to expiration.

Severance                           24 months of severance (base salary plus
                                    annualized bonus) and benefits will be
                                    granted if a covered employee is fired
                                    without Cause other than during the 2-year period following a Change of Control. 36 months of severance (base salary plus annualized bonuses) and benefits will be granted if a covered employee is fired without Cause or resigns with Good Reason during the 2-year period following a Change of Control. (Same terms as existing
                                    Severance Plan A. Defined terms "Cause",
                                    "Good Reason" and "Change of Control" as defined in Severance Plan A, except that the Proposed Transaction will not constitute a Change of Control.)

Right to Resign Following a         In addition to the severance provision
Change of Control                   described above, a covered employee can
                                    resign without Good Reason during the 30-day period beginning on the first anniversary of a Change of Control and receive 24 months of severance (base salary plus annualized bonuses) and benefits. The definition of "Change of Control" will be modified to exclude share purchases by or transfers of shares among members of the Ad Hoc
                                    Committee.

Option Vesting Following            For service-based options, full acceleration
Termination (New Options)           upon termination without Cause, resignation
                                    with Good Reason, death or disability; the New Board to determine the terms relating to the acceleration of performance-based options;
                                    provided that there will be no acceleration for Options with performance-based vesting for which the performance period has passed and the target has not been hit.

Exercise Period of Vested           Continuing exercisability for:
Options Following                   o   the applicable severance period upon
Termination (New Options)               termination without Cause or resignation
                                        with Good Reason;
                                    o   2 years following death or disability;
                                        and
                                    o   90 days following a resignation without
                                        Good Reason.

                                    All Options immediately terminate upon a termination by the Company for Cause.

Option Vesting Upon a Change        If the Change of Control is a cash for stock
of Control (New Options)            transaction, full acceleration of service-
                                    based options will occur upon the Change of Control; the New Board to determine the terms relating to the acceleration of performance-based options; provided that there will be no acceleration for Options with performance-based vesting for which the performance period has passed and the target has not been hit.

                                    If the Change of Control is a stock for
                                    stock transaction, there will be no
                                    acceleration and options will be converted into options on the new stock.

Golden Parachute Modified           No severance or other payment or portion
Cut-Back                            thereof will be paid if, after payment of
                                    any "golden parachute" excise tax, the
                                    employee would be in a better position
                                    economically if such payment or portion
                                    thereof is not made.

Other Terms:                        Same as existing employment agreements and
                                    compensation and benefit arrangements.

                                    EXHIBIT C

                       SPECTRASITE PERFORMANCE BONUS PLAN

                                     SUMMARY

STRUCTURE

         The performance bonus program provides a percentage of annual salary for employees of the Company and its subsidiaries based on the Company's achievement of EBITDA and functional goals, such as collocation rate. Five levels of employees are eligible. Tier I bonuses are based solely on actual vs. budget EBITDA. Bonuses for employees in Tiers II through V are based 60% on EBITDA and 40% on one or more functional goals. The actual numbers of employees and division of those employees into Tiers may vary.


                 TARGET                 TARGET            TARGET           MAX
TIER         QUARTERLY BONUS         ANNUAL BONUS          TOTAL          TOTAL
----         ---------------         ------------          -----          -----
 I(a)             None                   100%              100%             135%
 II               7.5%                    20%               50%            67.5%
III               6.0%                    16%               40%              54%
 IV               4.5%                    12%               30%            40.5%
  V               3.0%                     8%               20%              27%

BONUS DETERMINATION

         Bonus increments paid per increment of performance are as follows:


             ACTUAL VS. BUDGET PERFORMANCE
             -----------------------------    PERFORMANCE     BONUS     BONUS
   HALF       MINIMUM          MAXIMUM        INCREMENTS      RANGE   INCREMENTS
   ----       -------          -------        ----------      -----   ----------
1st (2002)      80%              120%             1%         80-120%      1%
2nd (2002)      80%              120%             1%         50-150%    2.5%


(a)  Represents Messrs. Clark, Tomick and Biltz